Exhibit 32.1

Certifications of Principal Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

I, Julia Hartz, as Chief Executive Officer of Eventbrite, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Annual Report on Form 10-K of Eventbrite, Inc. for the year ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Eventbrite, Inc.

/s/ Julia Hartz
Julia Hartz
Chief Executive Officer
(Principal Executive Officer)
March 2, 2020

I, Charles Baker, as Chief Financial Officer of Eventbrite, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Annual Report on Form 10-K of Eventbrite, Inc. for the year ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Eventbrite, Inc.

/s/ Charles Baker
Charles Baker
Chief Financial Officer
(Principal Financial Officer)
March 2, 2020